SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2004

Brandywine Realty Trust

(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Back to Contents

Item 5.           Other Events and Regulation FD Disclosure

     On January 6, 2004, we, together with our operating partnership subsidiary, entered into an underwriting agreement (the “Underwriting Agreement,” a copy of which is attached as Exhibit 1.1) with Bear, Stearns & Co. Inc. (the “Underwriter”) pursuant to which we agreed to sell to the Underwriter an aggregate of 2,300,000 of our common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) at a price of $26.20 per share. We also have granted the Underwriter an option to purchase up to 345,000 additional Common Shares to cover over-allotments.

     We will use the net proceeds from the offering of Common Shares, less estimated expenses, of $60,110,000, to reduce outstanding balances under our revolving credit facility. Closing of the offering of Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.

Item 7.      Financial Statements and Exhibits

Exhibit

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Bear Stearns & Co. Inc. dated January 6, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.

Back to Contents

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

Date: January 7, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Back to Contents

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Bear, Stearns & Co. Inc. dated January 6, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.